                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                          COHESION TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          COHESION TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 27, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Cohesion Technologies, Inc., a Delaware corporation, will be held on Friday, October 27, 2000 at 10:00 a.m., local time, at the Crowne Plaza Cabana Palo Alto Hotel, Portofino Room, 4290 El Camino Real, Palo Alto, California 94306 for the following purposes:

     1. To elect seven directors.

     2. To approve an amendment to the Cohesion Technologies, Inc. 1998 Stock Option Plan that increases the number of shares of the company's common stock authorized for issuance thereunder by 400,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending June 30, 2001.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on September 8, 2000 are entitled to vote at the Annual Meeting. However, all stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Michael W. Hall
                                          Secretary

Dated: September 28, 2000

                                   IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                          COHESION TECHNOLOGIES, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      2000 ANNUAL MEETING OF STOCKHOLDERS

     The enclosed proxy is solicited on behalf of the Board of Directors of Cohesion Technologies, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Friday, October 27, 2000 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Crowne Plaza Cabana Palo Alto Hotel, Portofino Room, 4290 El Camino Real, Palo Alto, California 94306 The telephone number at that location is (650) 857-0787. Cohesion's principal executive offices are located at 2500 Faber Place, Palo Alto, California 94303.

     This proxy statement is being mailed on or about September 28, 2000 to all stockholders entitled to vote at the annual meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on September 8, 2000, the record date, are entitled to notice of and to vote at our annual meeting. We have one class of shares outstanding, designated as common stock. At the record date, 9,284,752 shares of our common stock, $.001 par value, were issued and outstanding, net of treasury stock, and held of record by 881 stockholders.

VOTING; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

VOTING

     In the election of directors, the seven nominees receiving the highest number of affirmative votes cast shall be elected. For all other proposals, each stockholder is entitled to one vote for each share held as of the record date and the affirmative vote of the majority of the votes cast is required for approval. Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose.

QUORUM

     The required quorum for the transaction of business at our annual meeting is a majority of the shares of common stock issued and outstanding on the record date and entitled to vote at our annual meeting. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at our annual meeting for purposes of establishing a quorum and determining the total number of eligible votes. If a quorum is not present or represented, then either the chairman of our annual meeting or the stockholders entitled to vote at our annual meeting, present in person or represented by proxy, will have the power to adjourn our annual meeting from time to time, without notice other than an announcement at our annual meeting, until a quorum is present. At any adjourned annual meeting at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned annual meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned annual meeting.

ABSTENTIONS AND BROKER NON-VOTES

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Cohesion believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, Cohesion intends to treat abstentions in this manner.

     Broker non-votes, however, shall be treated differently. Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but broker non-votes shall not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to proposals set forth in this proxy statement will not be considered votes cast and will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

     Therefore, for purposes of the election of directors, neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For all other proposals, abstentions will have the same effect as votes against these proposals and broker non-votes will not have any effect on the outcome of the vote.

PROXY CARDS

     Proxies in the accompanying form that are properly executed and returned will be voted at the annual meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows:

          (i) FOR the election of the seven persons named in this proxy statement as the board of directors' nominees for election to the board of directors;

          (ii) FOR approval of an amendment to the Cohesion Technologies, Inc. 1998 Stock Option Plan that increases the number of shares of the company's common stock authorized for issuance thereunder by 400,000 shares; and

          (iii) FOR ratification of the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending June 30, 2001.

     No business other than that set forth in the accompanying notice of annual meeting of stockholders is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent as the board of directors may recommend. The persons named in the proxy may also, at their discretion, vote the proxy to adjourn the annual meeting from time to time.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the company a written notice of revocation or a duly executed proxy bearing a later date or by attending our annual meeting and voting in person.

SOLICITATION

     The cost of soliciting proxies will be borne by Cohesion. We may retain Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies in connection with our annual meeting at an estimated cost of $6,000. In addition, Cohesion may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile, e-mail or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders who intend to present a proposal for inclusion in the company's proxy materials for the 2001 Annual Meeting of Stockholders must submit the proposal to the company no later than May 28, 2001. Additionally, stockholders who intend to present a proposal at the 2001 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials for the 2001 Annual Meeting must provide notice of such proposal to us no later than August 28, 2001. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth specified information with respect to the beneficial ownership of the common stock as of September 8, 2000, by:

     (1) each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the common stock;

     (2) each of our directors;

     (3) each of our named executive officers; and

     (4) all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The number and percentage of shares beneficially owned are based on 9,284,752 shares of common stock outstanding as of September 8, 2000. The number and percentage of shares beneficially owned also assumes that shares of common stock subject to options and other rights that are currently exercisable or exercisable within 60 days of September 8, 2000 are deemed to be outstanding and beneficially owned. The address for those individuals for which an address is not otherwise indicated is Cohesion Technologies, Inc., 2500 Faber Place, Palo Alto, California 94303.

                                                       SHARES BENEFICIALLY OWNED
                                                       --------------------------
        NAME AND ADDRESS OF BENEFICIAL OWNER             NUMBER      PERCENT (%)
        ------------------------------------           ----------    ------------
Reid W. Dennis(1)....................................    725,043          7.8
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025
Wellington Management Company, LLP(2)................    681,600          7.3
  75 State Street
  Boston, MA 02109
Dimensional Fund Advisors, Inc.(3)...................    578,450          6.2
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
John R. Daniels, M.D.(4).............................    295,627          3.2
Craig T. Davenport(5)................................     12,800            *
Craig W. Johnson (6).................................     94,000          1.0
Mark A. Philip, Ph.D.(7).............................     10,000            *
Thomas M. Prescott...................................          0            *
Robert C. Robbins, M.D...............................          0            *
David J. Foster(8)...................................    196,812          2.1
Frank A. DeLustro, Ph.D.(9)..........................    146,748          1.6
Ross R. Erickson(10).................................     78,987            *
Russell W. McDaniell(11).............................     15,765            *
Deborah L. Webster(12)...............................    105,125          1.1
All directors and executive officers as a group (13
  persons)(13).......................................  1,730,418         17.8

---------------
 *  Less than one percent of the outstanding shares of common stock.

(1) Includes 29,000 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000; excludes 1,500 shares held by Mr. Dennis as trustee for Suzanna Weaver Dennis, of which he disclaims any beneficial ownership.

(2) Wellington Management Company, LLP ("WMC") is an investment advisor registered with the Commission under the Investment Advisors Act of 1940, as amended (the "1940 Act"). WMC may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, WMC may be deemed to have shared voting power with respect to 128,200 shares and shared dispositive power with respect to 681,600 shares. Such shares are owned by numerous investment advisory clients of WMC, one of which, Vanguard Health Care Fund, is known to have beneficial ownership of more than five percent of our common stock. The information presented is based upon information provided to the company by WMC as of June 30, 2000. According to a Schedule 13G filed with the Commission by Vanguard Specialized Funds -- Vanguard Health Care Fund ("Vanguard") on February 4, 2000, Vanguard may be deemed to have sole voting power and shared dispositive power with respect to 525,800 of the shares deemed to be beneficially owned by WMC.

 (3) Dimensional Fund Advisors, Inc. ("DFA") is an investment advisor registered with the Commission under the 1940 Act. DFA may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, DFA may be deemed to have sole voting power and sole dispositive power with respect to 578,450 shares. The information presented is based upon information provided to the company by DFA as of June 30, 2000.

 (4) Includes 29,000 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

 (5) Includes 10,000 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

 (6) Includes 44,000 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

 (7) Represents 10,000 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

 (8) Includes 114,957 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

 (9) Includes 68,752 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

(10) Includes 4,107 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

(11) Includes 10,723 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

(12) Includes 80,647 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

(13) Includes an aggregate of 427,472 shares of our common stock issuable upon exercise of options within 60 days of September 8, 2000.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     A board of seven directors will be elected at our annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently directors of the company. If any nominee is unable or declines to serve as a director at the time of our annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holders making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.

     Reid W. Dennis and Craig W. Johnson will serve as directors of the company until the annual meeting, and will not continue to serve as directors after that date.

     The names of the nominees and certain information about them, are set forth below:

                   NAME                     AGE             PRINCIPAL OCCUPATION            DIRECTOR SINCE
                   ----                     ---             --------------------            --------------
John R. Daniels, M.D.(1)(2)...............  62    Associate Professor of                         1998
                                                  Medicine/Oncology, University of
                                                  Southern California
Craig T. Davenport(2).....................  47    Chief Executive Officer, the D.W. Group,       1998
                                                  a private investment and advisory
                                                  services company
Frank A. DeLustro, Ph.D. .................  52    President and Chief Operating Officer          1998
David J. Foster...........................  43    Chief Executive Officer                        1998
Mark A. Philip, Ph.D.(1)..................  45    President and Chief Executive Officer,         1998
                                                  Zycos Inc., a biotechnology company
Thomas M. Prescott(1).....................  45    President and Chief Executive Officer,         2000
                                                  Cardiac Pathways Corporation, a medical
                                                  device company
Robert C. Robbins, M.D.(2)................  42    Assistant Professor of Cardiothoracic          2000
                                                  Surgery, Stanford University

---------------
(1) Member of the Audit Committee.

(2) Member of the Human Resources Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the company.

     JOHN R. DANIELS, M.D. has served as Chairman of Cohesion's Board of Directors since January 1998. Dr. Daniels is an Associate Professor of Medicine/Oncology at the University of Southern California. Dr. Daniels is also Chairman of the Board and Chief Financial Officer of Balance Pharmaceuticals, Inc., a pharmaceutical company. Dr. Daniels has a B.S. in biology and an M.D. from Stanford University.

     CRAIG T. DAVENPORT has served as a director of Cohesion since September 1998. Mr. Davenport has served as the Chief Executive Officer of the D.W. Group, a private investment and advisory services company which he founded in 1994, since its inception. Mr. Davenport was President and Chief Operating Officer at Tokos Medical Corporation, a home health care service company, from 1985 to 1993. Mr. Davenport worked for American Hospital Supply Corporation, a health care company, from 1974 to 1984, serving in the capacity of President for both the American Physicians and American Hospitex divisions as well as various management positions in the American Hospital Supply Division. He serves on the Board of Directors of several private companies, including Pointshare Corporation, Clinmark DotCom, Deschutes Medical Products, Sidelines National Support Network and ECG Scanning and Medical Services. Mr. Davenport graduated from Ohio University in 1974 with a B.G.S. degree with majors in marketing and management.

     FRANK A. DELUSTRO, PH.D. has served as President, Chief Operating Officer and a director of Cohesion since January 1998. He served as President and Chief Executive Officer of Cohesion Corporation from its inception in 1996 until December 1997. Prior to joining Cohesion Corporation, Dr. DeLustro served at Collagen Corporation, a medical device company, for 13 years in positions of increasing responsibility, most recently as Senior Vice President, Scientific Affairs. He serves on the Board of Directors of NeuColl, Inc., a private company, of which Cohesion is a minority shareholder. Dr. DeLustro has a B.S. in biology from Fordham University and a Ph.D. in immunology/microbiology from Upstate Medical School, SUNY (Syracuse). He is the author of over 40 scientific publications and the holder of 23 U.S. patents.

     DAVID J. FOSTER has served as Chief Executive Officer and a director of Cohesion since January 1998. From February 1997 to December 1997 he served as Senior Vice President and General Manager of the Collagen Technologies Group, a division of Collagen Corporation. From May 1992 until February 1997, Mr. Foster served as Chief Financial Officer of Collagen Corporation. He serves as Chairman of the Board of Directors of NeuColl, Inc., a private company, of which Cohesion is a minority shareholder. Mr. Foster has a B.S. in mechanical engineering and an M.B.A. from the University of California at Berkeley.

     MARK A. PHILIP, PH.D. has served as a director of Cohesion since September 1998. Dr. Philip has been the President and Chief Executive Officer of Zycos Inc., a biotechnology company, since 1997. From 1992 to 1997, Dr. Philip was President and Chief Executive Officer of Immuno-US, a biological pharmaceutical company, and from 1983 to 1992, he held regulatory, marketing and general management positions at Baxter International, Inc., a medical products company. Dr. Philip serves as the Chairman of E-Smart, Inc., a private company. Dr. Philip has a B.S. in biochemistry and animal physiology and a Ph.D. in hematology and immunology from Trent Polytechnic/Nottingham City University, and an M.B.A. from Lake Forest Graduate School of Management.

     THOMAS M. PRESCOTT became a director of Cohesion in August 2000. Mr. Prescott has been the President, Chief Executive Officer and a director of Cardiac Pathways Corporation since May 1999. From August 1996 to May 1999, Mr. Prescott served as Vice President and General Manager of a respiratory unit of Nellcor Puritan Bennett, and from April 1994 to August 1996, he was Senior Director of Corporate Accounts and Healthcare Systems at Nellcor. Mallincrodt acquired Nellcor Puritan Bennett in September 1997. Mr. Prescott also held various positions of increasing responsibility at GE Medical Systems. Mr. Prescott holds a B.S. in engineering from Arizona State University and an Executive M.B.A. from Northwestern University's Kellogg Graduate School of Management.

     ROBERT C. ROBBINS, M.D. became a director of Cohesion in April 2000. Dr. Robbins has been affiliated with the Stanford University School of Medicine since 1993, where he currently serves as Director of the

Heart, Heart-Lung, and Lung Transplant Program and is an Assistant Professor of Cardiothoracic Surgery and Director of the Cardiothoracic Transplantation Laboratory. Dr. Robbins completed his residency in Cardiothoracic Surgery at Stanford University Hospital. Previously, Dr. Robbins was a Pediatric Fellow of Cardiothoracic Surgery and a Pediatric Fellow of Cardiac Surgery at Emory University School of Medicine in Atlanta and at Royal Children's Hospital in Melbourne, Australia, respectively. He was also a Clinical Associate, Surgery Branch NHLBI at the National Institutes of Health in Bethesda, Maryland.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the votes cast shall be elected as directors of the company for the ensuing year.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES.

BOARD MEETINGS, COMMITTEES

     Our Board of Directors held 6 meetings during the last fiscal year. Our Board of Directors has an Audit Committee and a Human Resources Committee. Our Board of Directors has no nominating committee or any committee performing such functions.

     During the last fiscal year, the Audit Committee consisted of Dr. Daniels, Mr. Johnson and Dr. Philip (Chairman). In August 2000, Mr. Prescott joined the committee. The Audit Committee recommends engagement of our independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to our internal control structure, including systems, procedures and internal accounting controls and the consideration given thereto by management, and reviews our internal control structure, including systems, procedures and internal accounting controls, with our financial and accounting staff. The Audit Committee held 3 meetings during the fiscal year ending June 30, 2000.

     During the last fiscal year, the Human Resources Committee consisted of Dr. Daniels, Mr. Davenport (Chairman), Mr. Dennis and Dr. Robbins, who joined the committee in April 2000. The Human Resources Committee provides guidance and commentary for all corporate compensation, benefits, perquisites and employee (and director) equity programs. It reviews and makes recommendations to the Board of Directors regarding such matters as the compensation of our officers, all employee equity plans and individual equity grants and bonus plans and bonus payments. The Human Resources Committee held 5 meetings during the fiscal year ending June 30, 2000.

     No director serving in the last fiscal year, other than Dr. DeLustro and Mr. Dennis, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he serves.

DIRECTOR COMPENSATION

     We currently pay each director who is not an employee a monthly retainer of $1,000 ($4,000 in the case of the Chairman of the Board), a fee of $1,000 for each meeting of the Board attended by such director, and a fee of $250 for each telephonic meeting of the Board in which such director participates. There is no fee for committee meetings. Each nonemployee director participates in our 1998 Directors' Stock Option Plan, pursuant to which nonemployee directors are automatically granted options to purchase shares of common stock on the terms and conditions set forth in such plan.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Human Resources Committee of the company's Board of Directors during the last fiscal year were Dr. Daniels, Mr. Davenport, Mr. Dennis and Dr. Robbins (since April, 2000), none of whom has been an officer or employee of the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the company's directors and officers and persons who own more than 10% of a registered class of the company's equity securities to file reports of ownership and reports of changes in ownership with the Commission. Such persons are required by regulations of the Commission to furnish the company with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms submitted to us during the fiscal year ended June 30, 2000, we believe that, during the last fiscal year, all filing requirements applicable to our directors, officers and 10% stockholders were complied with.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer and the four other most highly compensated officers for services rendered in all capacities to us during the fiscal years ended June 30, 1998, 1999 and 2000. We may refer to these officers as our named executive officers in other parts of this proxy statement.

     Prior to August 18, 1998, Cohesion Technologies, Inc. was a wholly owned subsidiary of Collagen Corporation, from which we were spun off on August 18, 1998. Prior to the spin-off, compensation to the named executive officers was paid by either Collagen or a company affiliated with Collagen.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                                 ANNUAL COMPENSATION      SECURITIES
                                                                ----------------------    UNDERLYING
              NAME AND PRINCIPAL POSITION                YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)
              ---------------------------                ----   ----------   ---------   ------------
David J. Foster(1).....................................  2000    194,235          --        23,100
  Chief Executive Officer and Director                   1999    193,245          --       140,000
                                                         1998    183,639      64,095        15,000
Frank A. DeLustro, Ph.D................................  2000    194,235          --         6,300
  President and Chief Operating Officer and              1999    193,245          --       100,000
  Director                                               1998    187,960          --            --
Ross R. Erickson.......................................  2000    181,731          --         5,040
  Vice President, Regulatory Affairs, Clinical           1999    180,692          --        65,000
  Research and Quality Assurance                         1998    176,350          --            --
Russell W. McDaniell(2)................................  2000    157,566       5,000        41,800
  Vice President, Sales
Deborah L. Webster(1)..................................  2000    167,309          --         5,040
  Vice President and Chief Administrative Officer        1999    165,635          --        65,000
                                                         1998    152,931      55,146         6,500

---------------
(1) Bonuses paid in fiscal 1998 to Mr. Foster and Ms. Webster were pursuant to Collagen's then-current compensation program.

(2) Mr. McDaniell joined the company in July 1999 and received a sign-on bonus of $5,000.

OPTION GRANTS DURING THE FISCAL YEAR ENDED JUNE 30, 2000

     The following table provides information regarding stock option grants made during the fiscal year ended June 30, 2000 to the named executive officers. No stock appreciation rights were granted.

     The stock options were granted under our 1998 Stock Option Plan. The maximum term of each option granted is ten years from the date of grant. The exercise price is equal to the fair market value of our common stock on the date of grant.

     The percentage of total options granted to employees in the last fiscal year is based on an aggregate of 251,659 options granted in the last fiscal year to our employees and non-employee directors, and consultants, including options granted to the named executive officers.

     Potential realizable value amounts represent certain assumed rates of appreciation in stock price for a given exercise price only and assume the conversion or exchange of all options to purchase common stock. Actual gains, if any, on stock option exercises and holdings of the common stock are dependent on the future performance of such stock. There is no assurance that the amounts reflected will be realized. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future stock prices. Unless the market price of the applicable shares of the common stock appreciates over the option term, no value will be realized from the stock option grants made to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------     POTENTIAL REALIZABLE
                                           % OF TOTAL                                  VALUE AT ASSUMED
                             NUMBER OF      OPTIONS                                 ANNUAL RATES OF STOCK
                             SECURITIES    GRANTED TO                               PRICE APPRECIATION FOR
                             UNDERLYING    EMPLOYEES     EXERCISE                      OPTION TERMS ($)
                              OPTIONS      IN FISCAL       PRICE      EXPIRATION    ----------------------
           NAME               GRANTED       YEAR (%)     ($/SHARE)       DATE          5%           10%
           ----              ----------    ----------    ---------    ----------    ---------    ---------
David J. Foster............     8,100         3.2          9.375        2/4/10        47,757      121,025
                               15,000         6.0         11.875       4/12/10       112,022      283,886
Frank A. DeLustro, Ph.D....     6,300         2.5          9.375        2/4/10        37,144       94,130
Ross R. Erickson...........     5,040         2.0          9.375        2/4/10        29,715       75,304
Russell W. McDaniell.......    20,000         7.9          6.00        8/12/09        75,467      191,249
                                1,800         0.7          9.375        2/4/10        10,613       26,894
                               20,000         7.9          9.75        2/14/10       122,634      310,780
Deborah L. Webster.........     5,040         2.0          9.375        2/4/10        29,715       75,304

AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED JUNE 30, 2000 AND YEAR-END VALUES

     The following table provides certain summary information for each named executive officer with respect to exercise of stock options during the fiscal year ended June 30, 2000 and the number and value of such officer's unexercised options at June 30, 2000. No stock appreciation rights were exercised.

     The fair market value of our common stock at the close of business on June 30, 2000 was $11.81 per share.

     The "Value Realized" or the unrealized "Value of Unexercised In-the-Money Options at June 30, 2000" represent the aggregate difference between the market value on the date of exercise or at June 30, 2000, in the case of unrealized values, and the applicable exercise price.

                AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

                                                                                         VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                              SHARES        VALUE     OPTIONS AT JUNE 30, 2000 (#)       AT JUNE 30, 2000 ($)
                           ACQUIRED ON     REALIZED   -----------------------------   ---------------------------
          NAME             EXERCISE (#)      ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
          ----             ------------    --------   ------------   --------------   -----------   -------------
David J. Foster..........     16,000        46,940       99,068         108,332         687,881        682,645
Frank A. DeLustro,
  Ph.D. .................     38,811       164,275       59,323          63,796         364,714        463,599
Ross R. Erickson.........     50,980       267,935        7,703          42,337          57,554        303,459
Russell W. McDaniell.....          0             0        1,744          40,056           3,651        158,237
Deborah L. Webster.......      5,000        24,965       73,343          44,897         488,340        320,612

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     We do not have employment agreements or change of control agreements with any of our executive officers.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the Board of Directors is comprised of Dr. Daniels, Mr. Davenport (Chairman), Mr. Dennis and Dr. Robbins, all independent nonemployee directors who are not eligible to participate in any of the executive compensation programs. The committee oversees the administration of

Cohesion's benefits and compensation plans, reviews corporate human resources programs and establishes policies governing the annual compensation of the executive officers of the company.

     The following is a report submitted by the above listed committee members in their capacity as the Board's Human Resources Committee, addressing Cohesion's compensation policy as it related to our executive officers for fiscal 2000.

COMPENSATION POLICY

     The goal of Cohesion's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, our executive compensation policies integrate annual base compensation and periodic stock option grants. All executive officers, as well as all other Cohesion employees, are eligible for and do participate in these compensation plans.

SALARY

     The committee evaluates the performance and sets the salary of our Chief Executive Officer, David J. Foster, on an annual basis. Mr. Foster evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the committee. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the company's overall salary structure and the financial condition of the company.

BONUSES

     Cohesion does not currently have a bonus plan in place. We may consider such a plan in the future, depending on the financial condition of the company.

STOCK OPTIONS

     The committee believes that equity ownership provides significant additional motivation to all employees to maximize value for the company's stockholders, and therefore approves periodic grants of stock options under Cohesion's 1998 Stock Option Plan. The committee reviews and approves annual employee stock grant recommendations. The amounts are determined relative to each employee's level of responsibility as well as the total amount of stock options available for grant under the 1998 Stock Option Plan. In determining individual grants, the committee also considers individual performance, current stock option holdings and grants to others within our company. Additional grants may be given during the fiscal year in recognition of promotions or exemplary performance achievements.

     Stock options are granted at the prevailing market price and will only have value if Cohesion's stock price increases over the exercise price. The committee believes that the performance-based value of stock options serves to align the interests of executive officers closely with other stockholders. In accordance with this philosophy, we do not have a discounted option or restricted stock program for our executive officers.

     In addition to providing an opportunity for increased equity ownership, stock options also create an incentive for officers and employees to remain with the company for the long term, as such options become exercisable over time for so long as the officer or employee continues his or her employment relationship with Cohesion.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The committee has considered the impact of Section 162(m) of the Internal Revenue Code (the "Code") adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by Cohesion to each of its executive officers is expected to be well below $1 million and the committee believes that options granted under the 1998 Stock Option Plan prior to the date of the 2000 Annual Meeting of Stockholders will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deduction available to our company in the foreseeable future.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation for David J. Foster, the company's Chief Executive Officer, is determined based on a number of factors, including comparative salaries of chief executive officers of companies in the company's peer group, Mr. Foster's individual performance and the company's performance as measured against stated objectives. Mr. Foster's compensation for the fiscal year ended June 30, 2000, which consisted of base salary and incentive stock options, is set forth in the Summary Compensation Table appearing on page 9.

SUMMARY

     The committee believes that Cohesion's compensation policy as practiced to date by the committee and the Board of Directors has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Our compensation policy will evolve over time as we attempt to achieve the many short-term goals we face while maintaining our focus on building long-term stockholder value through technological leadership and development and expansion of the market for our products.

                                          Respectfully submitted,

                                          Craig T. Davenport, Chairman
                                          John R. Daniels, M.D.
                                          Reid W. Dennis
                                          Robert C. Robbins, M.D.

     The foregoing Human Resources Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Cohesion specifically incorporates it by reference into such filing.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of our common stock from August 13, 1998, the date on which our common stock was first traded on the Nasdaq Stock Market, through June 30, 2000 compared with the Nasdaq Stock Market-US Index and the Chase H&Q Healthcare-Excluding Biotechnology Index. The fair market value of our common stock at the close of business on August 13, 1998 was $6.75 and on June 30, 2000 was $11.81 per share. This graph is presented pursuant to the rules of the Commission. We believe that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like that of the company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy and the performance of other medical device and micro/small-cap stocks.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                       AMONG COHESION TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
         AND THE CHASE H&Q HEALTHCARE -- EXCLUDING BIOTECHNOLOGY INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------
                     8/13/98  9/98    12/98   3/99    6/99    9/99    12/99   3/00    6/00
--------------------------------------------------------------------------------------------
 COHESION
  TECHNOLOGIES,
  INC............... 100.00   48.15   53.70   58.80   88.89   88.89  135.19  218.52  175.01
 NASDAQ STOCK MARKET
  (U.S.) INDEX...... 100.00   94.69  123.05  137.99  151.10  154.77  228.74  256.81  223.21
 CHASE H & Q
  HEALTHCARE-
  EXCLUDING
  BIOTECHNOLOGY
  INDEX............. 100.00   96.62  114.80  109.37  112.23   96.95  100.30  106.43  129.26
--------------------------------------------------------------------------------------------

---------------
* $100 invested on August 13, 1998 in stock or index -- including reinvestment of dividends.

                              CERTAIN TRANSACTIONS

COHESION CORPORATION

     In September 1998, our board of directors approved a program to cancel options to purchase shares of the common stock of Cohesion Corporation, a majority-owned subsidiary of the company that we acquired during fiscal 1998. Collagen Corporation acquired the minority-owned shares of Cohesion Corporation as part of a plan to create and spin-off Cohesion Technologies, Inc. In connection with the program, we offered to pay each holder of these canceled options a per share amount equal to the excess of $16.70 over the exercise price of the canceled option, subject to certain vesting provisions. The following table sets forth the executive officers and directors who received more than $60,000 under this program during the fiscal year ended June 30, 2000.

                            NAME                               AMOUNT
                            ----                              --------
Frank A. DeLustro, Ph.D. ...................................  $458,114
Ross R. Erickson............................................  $286,875

           PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE 1998 STOCK
            OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED
                            FOR ISSUANCE THEREUNDER

     The company's 1998 Stock Option Plan (the "Stock Plan") was initially adopted by the Board of Directors and approved by Collagen, as the sole stockholder, in April 1998. On October 14, 1999, the Board amended the Stock Plan, without the need for stockholder approval, to provide for accelerated vesting of stock options granted under the Stock Plan upon or after certain transactions involving the company. On August 23, 2000, the Board further amended the Stock Plan, subject to stockholder approval, to increase by 400,000 shares the aggregate number of shares authorized for issuance under the Stock Plan (from 2,607,000 shares to 3,007,000 shares), which will increase the number of shares remaining available for future grants as of June 30, 2000, from 616,351 shares to 1,016,351 shares. This amendment was designed to ensure that the company can continue to grant stock options at levels determined appropriate by the Board of Directors. The Board of Directors believes that in order to attract, motivate and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentive through their proprietary interest in the company, it is necessary to increase the number of shares available for issuance under the Stock Plan. Stock options serve as an incentive, which rewards employees and consultants for their performance and for business successes, reflected in stock price appreciation.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes cast will be required to approve the amendment to the Stock Plan to increase the number of shares authorized for issuance thereunder.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE STOCK PLAN.

     The essential features of the Stock Plan are outlined below.

GENERAL

     The Stock Plan provides for the grant to employees of the company (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Code and for the grant of nonstatutory stock options to employees and consultants of the company. The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the employees and consultants of the company and to promote the success of the company's business.

ADMINISTRATION

     With respect to grants of options to employees or consultants who are also officers or directors of the company, grants under the Stock Plan shall be made by (A) the Board of Directors, if the Board of Directors may make grants under the Stock Plan in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code as it applies so as to qualify grants of options to the chief executive officer of the company or the four other highest compensated officers of the company (the "Named Officers"), or (B) a committee designated by the Board of Directors to make grants under the Stock Plan, which committee shall be constituted in such a manner as to permit grants under the Stock Plan to comply with Rule 16b-3 of the Exchange Act, to qualify grants of options to Named Executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the applicable securities laws and the Code.

     With respect to grants of options to employees or consultants who are neither directors nor officers of the company, the Stock Plan shall be administered by (A) the Board of Directors or (B) a committee designated by the Board of Directors, which committee shall be constituted in such a manner as to satisfy the applicable securities laws and the Code.

     The Board of Directors or the committee of the Board of Directors administering the Stock Plan (the "Administrator"), shall have the authority, in its discretion: (i) to determine the fair market value of the common stock, in accordance with the Stock Plan; (ii) to select the employees and consultants to whom options may from time to time be granted under the Stock Plan; (iii) to determine whether and to what extent options are granted under the Stock Plan;
(iv) to determine the number of shares of common stock to be covered by each such award granted under the Stock Plan; (v) to approve forms of agreement for use under the Stock Plan; (vi) to determine the terms and conditions, not inconsistent with the terms of the Stock Plan, of any award granted under the Stock Plan (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any option and/or the shares of common stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion); (vii) to reduce the exercise price of any option to the then current fair market value if the fair market value of the common stock covered by such option shall have declined since the date the option was granted.

ELIGIBILITY

     Under the Stock Plan, employees (including officers and employee directors) may be granted incentive stock options within the meaning of Section 422 of the Code, and employees and consultants may be granted our nonstatutory stock options. The Stock Plan provides that the maximum number of shares of our common stock, which may be granted under options to any one employee during any fiscal year, will be 250,000 shares, subject to adjustment as provided in the Stock Plan. In addition, to the extent that an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the company or any parent or subsidiary of the company) in excess of $100,000, such excess options will be treated as nonstatutory stock options. For purposes of making this determination, incentive stock options are taken into account in the order in which they were granted, and the fair market value of the shares is determined as of the time the option with respect to such shares was granted.

EXERCISE PRICE

     The exercise price of all incentive stock options granted under the Stock Plan must be at least equal to 100% of the fair market value of the common stock of the company on the date of grant. The exercise price of all nonstatutory stock options granted under the Stock Plan must be equal to at least 85% of the fair market value of the common stock on the date of grant. To date, all nonstatutory stock option grants have been at the fair market value. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of stock of the company, the exercise price of any stock option granted must equal at least 110% of the fair market value. With respect to any nonstatutory stock option granted to certain executive officers of the company, the exercise price of such option must be at least equal to the fair market value of the common stock of the company on the date of grant. The fair market value per share is equal to the closing price on the Nasdaq National Market on the date of grant. The exercise price may be paid in such consideration as determined by the Administrator, including, but not limited to cash, check, promissory notes and shares of the company's common stock.

TERM

     The Administrator determines the term of options. If an optionee owns stock possessing more than 10% of the voting power of the company's outstanding capital stock, the term of an option may not exceed five years. The term of incentive stock options may not exceed ten years. The Stock Plan provides that in the event of the termination of an optionee's employment or consulting relationship with the company, such optionee may exercise any vested options within three months following termination (or such other period of time not exceeding six months, in the case of a nonstatutory stock option following termination as determined by the Administrator). If the optionee was not entitled to exercise the option at the date of such termination, or if the optionee does not exercise such option (which the optionee was entitled to exercise) within the time specified the option will terminate.

EXERCISABILITY

     The Administrator determines when options become exercisable, including any restrictions or limitations such as those based on continued employment.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR MERGER

     In the event of a dissolution or liquidation of the company other than in an Acquisition (as defined below), then each outstanding option shall be terminated if not exercised prior to such event, unless such outstanding options are assumed by a subsequent purchaser.

     In the event of an "Acquisition," which is defined in the Stock Plan as either a sale of all or substantially all of the company's assets, or a consolidation or merger of the company with or into any other corporation or other entity or person in which the stockholders of the company prior to such consolidation or merger own less than fifty percent (50%) of the company's voting power immediately after such consolidation or merger, any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity may assume any options outstanding under the Stock Plan or substitute similar options (including an option to acquire the same consideration paid to the stockholders in the Acquisition) for those outstanding under the Stock Plan.

     In the event any surviving corporation or acquiring corporation in an Acquisition refuses to assume such options or to substitute similar options for those outstanding under the Stock Plan, then with respect to (1) options held by optionees whose continuous status as an employee or consultant has not terminated prior to such event, the vesting of such options (and, if applicable, the time during which such options may be exercised) shall be accelerated and made fully exercisable at least thirty (30) days prior to the closing of the Acquisition (and the options terminated if not exercised prior to the closing of such Acquisition); and (2) any other options outstanding under the Stock Plan, such options shall be terminated if not exercised prior to the closing of the Acquisition.

     In the event the company undergoes an Acquisition and the surviving corporation or entity or acquiring corporation or entity does assume such options (or substitutes similar options for those outstanding under the Stock
Plan), then, with respect to options held by persons then performing services as employees or consultants, the vesting of each such option (and, if applicable, the time during which such options may be exercised) shall be accelerated and such options shall become fully vested and exercisable, if any of the following events occurs within twelve (12) months after the effective date of the
Acquisition: (1) the service to the company or an affiliate of the company by such optionee is terminated without Cause (as defined in the

Stock Plan); (2) the optionee holding such option terminates his or her service to the company or an affiliate of the company due to the fact that the principal place of the performance of the responsibilities and duties of the optionee is changed to a location more than fifty (50) miles from such optionee's existing work location without the optionee's express consent; or (3) the optionee terminates his or her service to the company or affiliate of the company due to the fact that there is a material reduction in such optionee's responsibilities and duties without the optionee's express consent.

TRANSFERABILITY

     No option may be sold, pledged, assigned, hypothecated, transferred or disposed in any manner by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

AMENDMENT AND TERMINATION OF STOCK PLAN

     The Board of Directors may at any time amend or terminate the Stock Plan, except that such action cannot adversely affect options previously granted without the agreement of any optionee so affected. The company must obtain stockholder approval of any Stock Plan amendment that would increase the number of shares subject to the Stock Plan, that would change the designation of the class of persons eligible to be granted options or that would require stockholder approval to qualify the options granted under the plan as performance based compensation under Section 162(m) of the Code. If not terminated earlier, the Stock Plan will terminate in 2008.

OPTIONS GRANTED

     As of June 30, 2000, options for 1,271,834 shares were outstanding under the Stock Plan and 616,351 shares remained available for future grants (excluding the increase in the number of shares authorized for issuance under the Stock Plan). As of June 30, 2000, the aggregate fair market value of shares subject to outstanding options under the Stock Plan was $15,020,360, based upon the closing price of the Common Stock as reported on the Nasdaq National Market on such date. The actual benefits, if any, to the holders of stock options issued under the Stock Plan are not determinable prior to exercise, as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the company's Common Stock on the date of exercise and the exercise price of a holder's stock option.

TAX INFORMATION

     The following is only a brief summary of the Federal income tax consequences for the optionee and the company with respect to the grant and exercise of options under the Stock Plan. This summary does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside. The company advises all optionees to consult their own tax advisors with respect to the tax consequences of their participation in the Stock Plan.

     Options granted under the Stock Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options which will not so qualify.

     If an option granted under the Stock Plan is an incentive stock option, under Federal tax law, an optionee will recognize no income upon grant of the option and have no regular taxable liability due to the exercise. However, the excess of the value of the stock subject to the option over the exercise price will be an item of alternative minimum taxable income, which could result in the optionee being subject to the alternative minimum tax for the year of exercise. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercise of the option, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the difference, if any, between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a disqualifying disposition may apply if the optionee is also an officer, director, or 10% stockholder of the company. The company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the exercise date.

     All other options, which do not qualify as incentive stock options or are not designated as such, are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under Federal tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary taxable income measured by the excess of the then fair market value of the shares over the exercise price. The company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory stock option. The taxable income recognized by an optionee who is also an employee of the company will be subject to income and employment tax withholding by the company by payment in cash by the optionee or out of the optionee's current earnings. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized upon exercise) is treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year after the exercise date.

                  PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the company for the fiscal year ending June 30, 2001, and recommends that stockholders ratify such selection. This firm has audited the company's financial statements since the company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at our annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the company's independent auditors for the fiscal year ending June 30, 2001.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                                 OTHER MATTERS

     We know of no other matters to be submitted at our annual meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by the proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, COHESION TECHNOLOGIES, INC., 2500 FABER PLACE, PALO ALTO, CALIFORNIA 94303.

                                          THE BOARD OF DIRECTORS

Dated: September 28, 2000

                           COHESION TECHNOLOGIES, INC.

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                   FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby authorize(s) David J. Foster or Frank A. DeLustro Ph.D., or one of them, and each with the power to appoint his substitute, to vote as Proxy for the undersigned at the Annual Meeting of Stockholders, to be held at the Crowne Plaza Cabana Palo Alto Hotel, Portofino Room, 4290 El Camino Real, Palo Alto, California 94306 on October 27, 2000 at 10:00 a.m., local time, or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on this card, and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE THE UNDERSIGNED DOES NOT SPECIFY A CHOICE.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF THE STOCKHOLDERS
                           COHESION TECHNOLOGIES, INC.

                                OCTOBER 27, 2000



                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED



1.  Election of Directors
The Board of Directors unanimously recommends a       FOR ALL
vote "FOR" the nominees.                             NOMINEES         WITHHOLD
                                                    (EXCEPT AS       AUTHORITY
Nominees:                                          MARKED TO THE    TO VOTE FOR
John R. Daniels, M.D.                             CONTRARY BELOW)   ALL NOMINEES
Craig T. Davenport
Frank A. DeLustro, Ph.D.                               [ ]              [ ]
David J. Foster
Mark A. Philip, Ph.D.
Thomas M. Prescott
Robert C. Robbins, M.D.

(INSTRUCTION: To withhold authority for any individual nominee, mark the "FOR" box and write that nominee's name in the space provided below.)


Exceptions: __________________________________________________

2.   Approval of an amendment to the Cohesion
     Technologies, Inc. 1998 Stock Option Plan to increase the number of shares authorized for issuance thereunder by
     400,000 shares.

     The Board of Directors unanimously        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
     recommends a vote "FOR" approval of the
     amendment

3.   Ratification of the appointment of Ernst
     & Young LLP as the company's independent auditors for the fiscal year ending June
     30, 2001.

     The Board of Directors unanimously        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
     recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP.



SIGNATURE:  ____________________  DATED  __________, 2000


SIGNATURE:  ____________________  DATED  __________, 2000

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.